Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q3 2022 Results Conference Call November 23, 2021 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Security, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Adam Thalhimer, Analyst, Thompson, Davis & Company, Inc.
Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC
Alex Rygiel, Analyst, B. Riley Securities, Inc.
Brent Thielman, Analyst, D.A. Davidson & Co.
Christian Schwab, Analyst, Craig-Hallum Capital Group LLC
Eric Luebchow, Analyst, Wells Fargo Securities, LLC
Jon Lopez, Analyst, The Vertical Group
Noelle Dilts, Analyst, Stifel, Nicolaus & Company, Inc.
Sean Eastman, Analyst, KeyBanc Capital Markets, Inc.

MANAGEMENT DISCUSSION SECTION

Operator

Good day, and welcome to the Dycom Third Quarter Results Conference Call. (Operator Instructions) As a reminder, this conference may be recorded. I would now like to hand the conference over to your host today, Mr. Steve Nielsen, President and Chief Executive Officer. Please go ahead, sir.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you, Operator. Good morning, everyone. I'd like to thank you for attending this conference call to review our fiscal third quarter 2022 results.

Going to Slide 2. During this call, we will be referring to a slide presentation, which can be found on our website's Investor Center main page. Relevant slides will be identified by number throughout our presentation. Today, we have on the call Drew DeFerrari, our Chief Financial Officer; and Ryan Urness, our General Counsel.

Now I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Security, Dycom Industries, Inc.

Thank you, Steve. All forward-looking statements made during this call are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events or performance that do not relate solely to historical periods. Forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from our current projections, including those risks described in our annual report on Form 10-K filed March 5, 2021, together with our other filings with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen

President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Ryan. Now moving to Slide 4 and a review of our third quarter results. As we review our results, please note that in our comments today and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to the quarterly report section of our website for a reconciliation of these Non-GAAP measures to the corresponding GAAP measures.

To begin, I want to express my sincere thanks to our employees who have served our customers with real fortitude in difficult times.

Now for the quarter, revenue was $854 million, an organic increase of 6.6%. As we deployed 1-gigabit wireline networks, wireless/wireline converged networks, and wireless networks, this quarter reflected an increase in demand from two of our top five customers.

Gross margins were 17.34% of revenue, reflecting the continued impacts of the complexity of a large customer program. Revenue declined year-over-year with other large customers and fuel costs.

General and Administrative expenses were 7.8% of revenue and all of these factors produced Adjusted EBITDA of $83.1 million, or 9.7% of revenue, and Adjusted Earnings per Share of $0.95 compared to earnings per share of $1.06 in the year ago quarter. Included in Adjusted Earnings per Share are incremental tax benefits of $0.10 per share for credits related to tax filings for prior periods.

Liquidity was solid at $314.7 million and operating cash flow was strong at $104.3 million, reflecting a sequential DSO decline of 12 days. During the quarter, we repaid our remaining 2021 Convertible Notes in full, and subsequent to the end of the third quarter, we received 3-year awards for construction services in a number of states valued in excess of $500 million in total.

Now going to Slide 5. Today, major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision 1-gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies. Industry participants have stated their belief that a single high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment. This view is increasing the appetite for fiber deployments, and we believe that the industry effort to deploy high-capacity fiber networks continues to meaningfully broaden our industry set of opportunities.

Increasing access to high-capacity telecommunications continues to be crucial to society, especially in rural America. The recently enacted Infrastructure Investment and Jobs Act includes over $40 billion for the construction of rural communications networks in unserved and underserved areas across the country. This represents an unprecedented level of support.

In addition, an increasing number of states are commencing initiatives that will provide funding for telecommunications networks even prior to the initiation of funding under the Infrastructure Act.

We are providing program management, planning, engineering and design, aerial, underground and wireless construction and fulfillment services for 1-gigabit deployments. These services are being provided across the country in numerous geographic areas to multiple customers. These deployments include networks consisting entirely of wired network elements as well as converged wireless/wireline multi-use networks. Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal initiatives. We continue to provide integrated planning, engineering and design, procurement and construction and maintenance services to several industry participants.

Macroeconomic effects and potential supply constraints may influence the near-term execution of some customer plans. Broad increases in demand for fiber optic cable and related equipment may impact delivery lead times in the short to intermediate term. In addition, the market for labor continues to tighten in regions around the country. It remains to be seen how extensive these conditions will be and how long they may persist. Furthermore, the automotive supply chain is currently challenged, particularly for the large truck chassis required for specialty equipment. As we contend with these factors, we remain confident that our scale and financial strength positions us well to deliver valuable service to our customers.

Moving to Slide 6. During the quarter, organic revenue increased 6.6%. Our top five customers combined produced 65.4% of revenue, decreasing 3.5% organically. Demand increased for two of our top five customers, all other customers increased 32.5% organically.

AT&T was our largest customer at 23.4% of total revenue or $199.5 million. AT&T grew 68.3% organically. This was our third consecutive quarter of organic growth with AT&T. Revenue from Comcast was $121 million or 14.2% of revenue. Comcast was Dycom's second largest customer. Lumen was our third largest customer at 12.1% of revenue or $103 million. Verizon was our fourth largest customer at $93.4 million or 10.9% of revenue. And finally, revenue from Frontier was $41.3 million or 4.8% of revenue. Frontier grew 118.6% organically. This is the 11th consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. Of note, fiber construction revenue from electric utilities was $53.7 million in the quarter and increased organically 75.3% year-over-year.

We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years, we believe we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1-gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now going to Slide 7. Backlog at the end of the third quarter was $5.896 billion versus $5.895 billion at the end of the July '21 quarter, essentially flat. Of this backlog, approximately $2.938 billion is expected to be completed in the next 12 months. We continue to anticipate substantial future opportunities across a broad array of our customers.

During the quarter, we received from Frontier, fiber construction agreements in California, Texas, Indiana, New York, Connecticut and Florida. For Consolidated Communications, a construction and maintenance agreement for New Hampshire; from Windstream, construction agreements for Ohio, Pennsylvania, New York, Kentucky and Alabama; from Lumen, construction and maintenance agreements in Oregon, Minnesota and Iowa and various rural fiber deployments in Arizona, Colorado, Missouri, Indiana, Arkansas, Mississippi, Tennessee and Georgia.

Headcount increased during the quarter to 14,905.

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to Slide 8. Contract revenues were $854 million and organic revenue increased 6.6% for the quarter. Storm work performed in Q3 of last year was $8.9 million compared to none in Q3 '22.

Adjusted EBITDA was $83.1 million or 9.7% of revenue. Gross margins of 17.3% decreased 140 basis points from the year ago period. As expected, this decrease reflected higher fuel costs of approximately 50 basis points as well as the impact from revenue declines from several large customers.

G&A expense was at 7.8% of revenue and came in approximately 40 basis points better than our expectations from improved operating leverage.

Non-GAAP Adjusted Net Income was $0.95 per share compared to $1.06 per share in the year ago period. Q3 '22 included approximately $3 million or $0.10 per share of incremental tax benefits for credits related to tax filings for prior periods. The total variance in net income resulted from the after-tax decline in Adjusted EBITDA, higher interest expense and lower gains on asset sales, offset by lower stock-based compensation, depreciation and amortization and income taxes.

Now going to Slide 9. Our financial position and balance sheet remains strong. In September, we repaid the final balance of $58.3 million of the convertible notes at maturity. We ended the quarter with $500 million of senior notes, $350 million of term loan and no revolver borrowings.

Cash and equivalents were $263.7 million and liquidity was solid at $314.7 million. Our capital allocation prioritizes organic growth, followed by opportunistic share repurchases and M&A within the context of our historical range of net leverage.

Going to Slide 10. Operating cash flows were strong at $104.3 million in the quarter. Capital expenditures were $44.1 million, net of disposal proceeds and gross CapEx was $45.1 million.

For the full year of fiscal 2022, capital expenditures net of disposals are now expected to range from $135 million to $150 million, an increase of $10 million to $25 million compared to the high end of approximately $125 million in the prior outlook provided in Q2 '22. The combined DSOs of accounts receivable and net contract assets were at 113 days, an improvement of 12 days sequentially from Q2 '22 as we made substantial progress on a large customer program.

Now going to Slide 11. Each year, our January quarterly results are impacted by seasonality, including inclement weather, fewer available workdays due to the holidays, reduced daylight work hours and the restart of calendar payroll taxes. These and other factors may have a pronounced impact on our actual results for the January quarter compared to our expectations. Q4 of last fiscal year included 14 weeks of operations due to the company's 52-, 53-week fiscal year and also included $5.7 million of revenues from storm restoration services.

Non-GAAP Contract Revenues adjusted for these amounts in Q4 '21 was $691.8 million. For Q4 of fiscal '22, there will be 13 weeks of operations and the company expects contract revenues to increase modestly as compared to the Non-GAAP Organic Contract Revenues of $691.8 million in Q4 '21. The company expects Non-GAAP Adjusted EBITDA to range from in-line to modestly higher as a percentage of contract revenues as compared to Q4 '21.

Total interest expense is expected at approximately $8.8 million during Q4, and we expect a Non-GAAP Effective Income Tax Rate of approximately 27%.

Now I will turn the call back to Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Drew. Moving to Slide 12. Within a recovering economy, we experienced solid activity and capitalized on our significant strengths. First and foremost, we maintained significant customer presence throughout our markets. We are encouraged by the breadth in our business. Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities.

Telephone companies are deploying fiber-to-the-home to enable 1-gigabit high-speed connections, increasingly rural electric utilities are doing the same, dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream.

Wireless construction activity in support of newly available spectrum bands is beginning and expected to increase next year.

Federal and state support for rural deployments of communications networks is dramatically increasing in scale and duration.

Cable operators are deploying fiber to small and medium businesses and enterprises. A portion of these deployments are in anticipation of the customer sales process. Deployments to expand capacity as well as new build opportunities are underway.

Customers are consolidating supply chains, creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

As our nation and industry continue to contend with the COVID-19 pandemic, we remain encouraged that a growing number of our customers are committed to multi-year capital spending initiatives. We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees and the experience of our management team.

Now operator, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

(Operator Instructions) Our first question comes from Sean Eastman with KeyBanc Capital Markets.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.

Hi, team thanks for taking my questions. So I just wanted to start on the margins. If we build in the fourth quarter guidance, it looks like you guys are trending somewhere around 8% for fiscal '22. And I just wanted to check back in on the bridge from there to that historical average that we've been anchored to. Is that entire roughly 400 basis points tied to the challenged customer program? Or is there another component of that bridge that we need to be contemplating in our forecasts over the next year?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. I think, Sean, we've always thought about kind of the long-term EBITDA margin in the mid 11s. And I think in this quarter and in this year, if you can you control for that large customer program, you're in line with that long run average.

Sean D. Eastman

Analyst, KeyBanc Capital Markets, Inc.

Okay. And how did the receivables and contract assets balance trend on that challenge program in the third quarter?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. As you'll see when we file the Q with that customer, the accounts receivable and contract asset came in about $100 million. So we actually had about $100 million of free cash flow out of that one customer and program.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.

Okay. Very helpful. And last one, if you just look back over the last 12 months, how much would you say DY’s 3- to 5-year total addressable market has grown around these fiber commitments and, of course, the rural broadband funding that we've seen come through? And I'm just curious, are you seeing those -- that incremental activity reflected in bid activity currently? Or have we not yet seen the big inflection in bid opportunities that should be following through from what we're seeing in the infrastructure deployment commitments that are coming through?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

So Sean, lots in that question, we'll try to break it down into pieces. So if you think about in the core telco cable world over the last year, we talked about this last quarter. Since fiber-to-the-home really became a real way to deploy networks, there's been something on the order of, call it, 45 million homes that have been passed with fiber. If you take all of the programs that have been announced, let's say, to be completed over the next 5 to 8 years, you get to a similar number, right? So what took 17 years to accomplish, customers would like to get accomplished in the next 5 to 8 years.

I think what was also interesting about that in the last 90 days, we've had a number of smaller customers who have actually taken up their long-term plans to pass more homes than even they expected to pass, say, 6 months ago. And in 1 case, a customer that had a fixed wireless program decided to convert that to a fiber deployment program. So that's before we get to the impact on addressable market of the federal and state support.

And so there's really 3 pieces there: one, which is not as widely heralded, but a number of states have kicked off their own broadband support programs and made grants available. We've already seen that impact the business, probably the largest program is one that California enacted last summer, which is something like $4 billion or $5 billion. So you have state level programs that are significant. You have the RDOF program, which so far has just gone through a Phase 1. There's another $16 billion left for Phase 2 and beyond. And then, of course, the big number you have is coming out of the infrastructure and investment -- Infrastructure Investment Act, which is -- it depends on how you calculate it, but let's call it just $40 billion plus of support.

And so I think the highest level way to think about this is to say, in rural America, the industry said without -- historically, the industry has said that without support, 20% of America didn't make sense to deploy high-capacity networks in. I think if you look back from 10 years from now that the government support will effectively have addressed, if not all of it, the vast majority of it. So that market that's never been in the industry is now going to be funded.

And then I think you also see in the rest, the other 80%, that the telcos in particular and the cable operators, although through different technologies, have all acknowledged that high-capacity 1-gig-plus networks is where the world will be and all of those initiatives require services from people like us.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.

Very helpful, Steve. I will turn it over there.

Operator

Our next question comes from Alex Rygiel with B. Riley Financial.

Alexander John Rygiel
Analyst, B. Riley Securities, Inc.

Good morning, Steve, very nice quarter.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Alex.

Alexander John Rygiel
Analyst, B. Riley Securities, Inc.

The accounts receivable still running a bit higher than historically. Do you think you can continue to monetize accounts receivable for additional cash? Or is the company at a sort of a new norm?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

So Alex, if you look at -- excluding the working capital tied up in the large customer program that remains, although we made great progress on that in the third quarter. If you look at the DSO and the rest of the business, it kind of runs in that mid-90s and that's also in a quarter where sequentially, we had about, call it, $70 million of growth. So I think that's in line. We did make good progress or great progress. We expect that progress to continue in the fourth quarter. And then I think as we get into the next fiscal year, we don't see any reason in the rest of the business to be outside of our normal range.

Alexander John Rygiel
Analyst, B. Riley Securities, Inc.

That's great. And then 12-month backlog is up real strong. Can you talk a little bit about if you're seeing a mix shift away from the top five customers, and how that could impact margins moving forward?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. So I think we had -- we certainly had great growth with Frontier and AT&T. And when you have your largest customer growing, call it, 68% in the quarter, I think that augurs well. So looking ahead, I mean, if you deconstruct that AT&T number, wireless was still down a little over 10%, but the wireline portion of the business was up over 110%. So I think we see good opportunities across the top five. But that being said, the business is as broad now as it's ever been, about 35% of revenues from other than top five customers. And I think we feel good about those growth opportunities. The electric utilities grew about 75%. And I think there are others that we also see real opportunity with.

Alexander John Rygiel
Analyst, B. Riley Securities, Inc.

Thank you.

Operator

Our next question comes from Adam Thalhimer with Thompson, Davis.

Adam Robert Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Hey, good morning guys, nice quarter.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey, good morning, Adam.

Adam Robert Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Steve, what's the chance of the large customer program is flushed before fiscal '23?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Fiscal '23? Look, we made good progress in the third quarter. We expect that progress to continue in the fourth quarter. There'll be some – there continue to be margin impact, we believe, in the fourth quarter. But we really do think that diminishes pretty significantly as you work through next year.

Adam Robert Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. Earlier this year, we were a bit concerned about Windstream insourcing, but you had some new contracts from Windstream this quarter. So I was just looking for an update on the outlook for that customer.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. We continue to have opportunities there. I think we talked last quarter that we had signed an agreement last quarter. We signed some additional agreements this quarter. We'd like to be part of their forward solutions. They've got a lot of work to do. And so we're encouraged with the activity we had with them this quarter.

Adam Robert Thalhimer

Analyst, Thompson, Davis & Company, Inc.

And then lastly, can you give us a little more color on the $500 million of incremental awards in October?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes, it was across a number of states with a single client. So a nice-sized expansion with that customer primarily geographically.

Adam Robert Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. An existing top five customer or somebody new?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes.

Adam Robert Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. Great, I will turn it over. Thanks.

Operator

Our next question comes from Brent Thielman with D.A. Davidson.

Brent Edward Thielman
Analyst, D.A. Davidson & Co.

Hey, thanks. Steve, haven’t heard you talk as much about fiber supply constraints on this call. Maybe you could just update us where you're seeing the impacts on the business. You had nice growth here with a couple of key customers. It doesn't appear it's holding them back, but where are you seeing that impact you the most?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. So look, customers are working hard to get in front of their supply chain issues. And so there are extended lead times on fiber, but they're carrying more inventory, they're ordering earlier, and we're working hard with our customers. As quick as the cable comes in, we’re putting it in service. So I think the whole industry is working hard to contend with those issues. But if you haven't got your order in today and haven't planned for that, it may be a while before you see it.

Brent Edward Thielman
Analyst, D.A. Davidson & Co.

Okay. Maybe to slip that, I guess I'm wondering if you're seeing some signs in business that the broader supply chain constraints plus inflation. Are you getting new awards, new wins because of your scale maybe because of some of the smaller regionals, can't compete with what you provide there? Just curious to see any evidence in the business of that.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes, certainly, Brent, I mean, managing in a period of inflation means you better stay on top of moment to moment, what's happening in the supply chain and the capacity to grow labor. And I think we have probably the advantage we have there is really that we have a national perspective on what's going on. I think last quarter, I talked about where we were literally moving resources from one corner of the country to another to help a customer get a program started. So I don't know that there's a particular advantage of scale in a period of inflation other than we've got an experienced organization that see lots of inputs. And I think we see emerging trends across the industry as quick as anybody.

Brent Edward Thielman
Analyst, D.A. Davidson & Co.

Okay. And are you starting to see Lumen ramp back up? It looks like some new award activity in a couple of quarters here sequential sales growth?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Look, we were encouraged that we had some sequential growth with Lumen. That's a good thing. We're also encouraged about the recent announcement from Apollo who’s acquiring a portion of that footprint. We have -- we've worked extensively throughout the footprint that Lumen's selling to Apollo, and we think that's future opportunities, as you can see by the recent announcement.

Brent Edward Thielman
Analyst, D.A. Davidson & Co.

Okay. And last one, Steve, just any color around the increases in CapEx and also should we start to see an increase in D&A at some point here?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, certainly, CapEx will drive D&A, Brent. So that's right. From a modeling perspective, it certainly will follow. Look, we started off the year basically where we're ending the year in terms of our CapEx expectations. We were pleased that during the quarter that our suppliers were able to deliver probably a little bit earlier than they had forecast for us 4 or 5 months ago. I think that's a testament to the scale that we have and the relationships and the history with our suppliers. It's still uncertain. If we order equipment today. We know we're going to get it. When exactly we're going to get it is still a little bit of a guessing game. And so we're just happy we got what we did and we're working.

Brent Edward Thielman
Analyst, D.A. Davidson & Co.

Okay. Thank you.

Operator

Our next question comes from Eric Luebchow with Wells Fargo.

Eric Thomas Luebchow
Analyst, Wells Fargo Securities, LLC

Great, thanks for taking the questions. Steve, maybe you could talk about your cable business. So Comcast was down for the second straight quarter. And I guess how much of it do you think is timing related? How much of it might be related to some of the pivots away from fiber deep towards some of the mid- and high splits that they've talked about. And do you have any thoughts on cable spending in your footprint, maybe picking back up, particularly as more of these fiber overbuilders come into new markets and start competing for share with the big cable operators?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Look, we're still pleased. I mean, I think the Comcast revenue was in line sequentially where we were last quarter. As you highlighted, they have certainly been public in their evolving plans and how to create more upstream capacity on their path to 2-gig to 5-gig and they and others in the industry are all working through kind of similar technology changes at the same time.

Eric Thomas Luebchow
Analyst, Wells Fargo Securities, LLC

Yes. Fair enough. On the wireless side, I think you said it was down maybe it was just with AT&T 10%. I was just wondering if you could just aggregate what percentage of revenue it was. And then there have been some recent announcements about C-band deployments being delayed at least a month and some question whether that elongates. Have you seen any impact from the FAA dispute on the C-band side within your business or nothing to note?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. I think, Eric, we continue to have good levels of activity in wireless. It's certainly down as they look ahead to the C-band deployments. We have begun C-band deployments for a number of customers. We see that as a good opportunity. With respect to the discussion between the FCC and the FAA, our customers seem to be confident that that's going to resolve itself in the near term, and we really don't have anything to add.

Eric Thomas Luebchow
Analyst, Wells Fargo Securities, LLC

Fair enough. And just one last one for me, Steve. On the cost inflation side, I think you had talked before about looking at the forward cost curves and trying to appropriately account for future cost inflation in your business. Just wondering if you have any color on recent contract awards, how those discussions have gone and if customers are generally understanding if you have kind of reset rate to account for some of the higher labor cost inflation and component cost inflation that's come through the industry?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Sure. So because it is coming through the industry, I think everybody is looking at those impacts on everybody's business. I think we owe it to customers to make sure that we have the right economics to sustainably attract employees that are new to the industry as well as encourage subcontractors to grow with us. And I think as we're booking new work, that's our objective and not a perfect science, but we feel pretty good about where we've been coming out.

Eric Thomas Luebchow
Analyst, Wells Fargo Securities, LLC

Thanks, Steve.

Operator

Our next question comes from Jon Lopez with Vertical.

Jonathan Doherty Lopez
Analyst, The Vertical Group

I have 3 hopefully quick ones. The first one, I'm wondering just in the second half of your fiscal year, if there's anything unusual that you'd want to call out? And I guess why I ask it is because fiscal Q3 came in pretty strong relative to the seasonal pattern like best in several years, but the fiscal Q4 guide implies some deceleration organically. Is there any like logic to that or anything you'd highlight?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. Jon, I think that the growth, as you can see, with the customer data that we provided was pretty broad-based, not everybody grew, but we had certainly substantial growth in two of the top five and then everybody else. And I think it's always difficult in this January quarter to forecast trends for organic growth, Jon. We have 5 holidays. We have the week between Christmas and New Year's, and it's highly sensitive to weather, particularly at the end of January. Work always gets done, but it may not get done in this quarter. And so we don't see any diminished appetite across any of the customers to get less work done. It's just the uncertainty around our ability to get it done, given the seasonality in the quarter.

Jonathan Doherty Lopez
Analyst, The Vertical Group

Got you. That helps. Second one, I just wanted to come back to something I think I heard you say, but just I'm sure I'm clear. I think historically, you had a pretty good presence in the footprint that, that one customer is in the process of divesting. Has that or I guess, those assets, as they change hands next year, is that an opportunity you feel pretty comfortable that you'll be attached to or you have the opportunity to be attached to?

Steven E. Nielsen President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. Jon, we're not going to go into discussions with specific customers other than to say that we've been through lots of mergers and acquisitions. And as long as we continue to provide good service to the new owners, we think we'll get fair consideration and win our fair share of the work, no guarantees. But we know the new management team, and so we'll work hard to do Lumen a good job until it transfers and then hope that, that continues with the new owners.

Jonathan Doherty Lopez
Analyst, The Vertical Group

Got you. Helpful. My last one is the obligatory backlog question. So I'm going to come at you this way. If I look pre-pandemic to now so like end of 2019 to now, your short-term backlog, it was highlighted earlier, higher. It's like $200 million higher. And it's actually pretty close to the highest nominal level it's ever been. It's not the case with your long-term backlog. That's down like $1.5 billion versus the end of 2019. That seems counterintuitive when we consider what your customers are planning and committing to. Walk us through like what are the puts and takes there? Just re-center me on why that makes sense?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, Jon, as a good example, right? We've highlighted on this call that the 2-year awards with Frontier, I don't think that they just have 2 years' worth of work. They've actually laid plans out. But for them and for us, 2 years was the right duration for the initial agreement. And so that's what's in there. I don't think that -- for that particular client, as an example, given that they got 4-year objectives that that's all the opportunity is and just that's all we can record in backlog right now.

Jonathan Doherty Lopez
Analyst, The Vertical Group

Got you. And sorry, just to be clear on 1 thing in my own mind, does the inflationary environment that we're operating now, does that change at all the mechanics of backlog? Like does that make you less willing? Are the customers less willing to engage longer term? Is that a factor at all?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, it doesn't change the mechanics of the calculation, Jon. But it does tell you, I mean, it's a good question that, again, we owe it to our customers to make sure that we've got the economics to perform during the term of an agreement. And so we've got to make sure that we can contemplate future cost inflation. And so if a customer wants to do a 2-year contract versus what another customer might do 3 years, we're fine with that. I mean, we'll do our best to perform and meet their expectations. And when the contract comes up for renewal, we hope that we'll be successful. But we're pushing duration in an inflationary environment, unless we've got the right terms to handle future cost increases.

Jonathan Doherty Lopez
Analyst, The Vertical Group

That makes sense. I appreciate the thoughts. Thanks, Steve.

Operator

Our next question comes from Noelle Dilts with Stifel.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Hi, thank you. Steve, you mentioned in your comments that your customers, and just generally with the federal money coming into the market, that the amount of work planned in the next 5 to 8 years is essentially more than double than the last, I think you said 17. I'm just curious, given the supply chain constraints that we're seeing right now around chassis and obviously the well-known labor challenges, like how realistic is it that the industry can scale to meet that demand? Curious how you're thinking about that from an industry standpoint and then Dycom's ability to ramp as well?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I think anytime that you have kind of a pronounced priority placed on a certain economic activity by the government that as long as the economics are right, you could create supply. I mean this is a country where people will be attracted to opportunity as long as the economics work for them to grow capacity. We have the ability to grow headcount year-over-year, call it, 5%. We think that we can continue to do that, but the challenges are always as such that there's lots of things in the industry that have to work together to grow the capacity. Maybe near term, sometimes people overestimate how much it can grow. But I think long term, programs get built and as long as the economics are right.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Okay. And then along those same lines in the past, you've talked about during these types of periods where there is a lot of work to pick from, that the company, that you tend to be a little bit more focused on returns than just revenue. So could you speak to how you're thinking about sort of balancing revenue growth versus margin expansion over the next few years?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. I think, Noelle, we've always been much more focused on margins and top line. We know that growing the business is important to create value, but we got to make sure that we're earning proper returns. But again, it goes back to when you're trying to create or where you need to create capacity, you want to create an environment that's sustainably attractive for new employees and for subcontractors that either enter the market or grow. And I think that's what we're focused on. And we're not sitting here just kind of picking through the opportunities. What we're -- based on returns, what we're trying to say is where can we do the customer the best job to meet their needs and do it in a sustainable way.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Makes sense. Thanks.

Operator

Our next question comes from Christian Schwab with Craig-Hallum.

Christian David Schwab
Analyst, Craig-Hallum Capital Group LLC

Hey, guys. Solid quarter. Steve, I'm just wondering what you guys' current thoughts are on potential M&A, given a consolidating supply chain and the fact that labor is extremely tight, large equipment is extremely tight. Have you guys had any new thoughts about -- to your point that people will follow potential opportunities, but it's tough to follow substantial opportunities if you don't have strong relationships with the leading customers spending all the money who are consolidating their supply chain.

So it seems like it's a market that, given especially the labor tightness might be time to make more acquisitions? Or am I thinking about that wrong?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

So Christian, we always think about acquisitions, first and foremost, about acquiring good relationships and good management teams. We can buy equipment as well as anybody. I think this quarter, we spent something like $44 million on CapEx. So it's primarily looking for those attributes, and we've always been opportunistic about that. I think we're encouraged in the current quarter that we've been able to grow organically as well as we have been, I think, as well as anybody of our size in the industry.

So if you think about it, revenue with AT&T is up about $80 million year-over-year, if you annualize that, there's not a lot of M&A opportunities that would be attractive to us at that level and those all come at a multiple of earnings, and we'd much rather just invest in our people and equipment to really build on the relationships that we have. And that doesn't mean that we don't -- we won’t contemplate some because we've done lots of M&A here over the years. But we always think about capital as an opportunity to invest in our customers or invest in ourselves, and we'll just see where that leads us.

Christian David Schwab
Analyst, Craig-Hallum Capital Group LLC

Great. No other questions. Thanks, Steve.

Operator

(Operator Instructions) Our next question comes from Alan Mitrani with Sylvan Lake Asset Management.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Hi, thank you. I just wanted to be clear on 1 thing. You talked about a long-term average, call it, in mid-11s in terms of EBITDA, which is -- that's accurate. It's been your long-term average. That's not your peak, right? I mean you've had much higher peaks since then. And since we're coming out of a meaningful downturn in the last few years and starting to head into what seems like a very big expansionary period in the next few years. There -- I want to know that shareholders can be comforted that you have plenty of ability to go above what your long-term, call it, 20-year average has been on EBITDA?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, Alan, we've certainly had EBITDA in periods of sustained and broad growth in the mid-teens. And we're not sitting here saying mission accomplished if we get back to average, we try not to be average. We'd like to be better than average. So we're going to keep working on it, but we have gone through a difficult period of time. We're encouraged that the cash has come in. Cash creates opportunity. And so we -- and we do think all the ingredients are in place for broad growth given the number of both public and privately funded opportunities that we see.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Okay. And then can you talk a little bit more specifically about how inflation is impacting you? Obviously, your main cost is labor. Just can you tell us what you're seeing in terms of what competitors are doing hiring crews, new people coming into the industry? And then have you made any changes in your ordering patterns as it relates to buying CapEx sooner, Ford F-150s, other things, iPads, things like that, that you're doing sooner or how you've changed in response to the inflationary environment?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I mean, certainly, in most regions, not all regions of the country, it's a tight labor market, particularly on the entry level and the semi-skilled or entry-level workers. So we're addressing. We're offering more money. I mean we're doing what we have to, to be attractive. We're ramping up our recruiting efforts. We continue to get lots of applications in every week. So we're still an attractive place to work, but I think we're doing what everybody else is doing. And in my experience, that's the way these things have worked out in the past.

And then on CapEx outline, I think you hit it right on the head. We're doing what everybody else is doing. We're carrying more inventory. We're ordering earlier. We're providing visibility out. We've even talked about with some of our equipment suppliers, what if we gave you 2 years' worth of visibility because we know what we own, we know what we need to replace not only next year, but the year after. And I think we've generally been a good partner to our CapEx suppliers. And so I think they appreciate that and they're working with us.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Okay. And then lastly, can you just update us on the share buyback? How much do you have left and what did you do this quarter?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Go ahead, Drew.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Alan, so there's $100 million that remains through August of '22. There were no repurchases in Q3.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Ok. Thank you.

Operator

There are no further questions. I'd like to turn the call back over to Steven Nielsen for closing remarks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, thanks. Before we have closing remarks, Drew, just a couple of statistics to add.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Sure. Thanks, Steve. So for the customer split, telco was at 68.4%, cable was at 20.4%, facility locating was at 7.9%, electrical and other was at 3.3%.

Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

All right. Thanks, Drew. Thanks, everybody, for joining the call. Again, thanks to all of our employees and the hard work this year. It's been a tough year for everybody, and we really appreciate what you've done and wish everybody a happy Thanksgiving and look forward to the New Year. Thank you.

Operator

This concludes the conference. You may now disconnect. Everyone, have a great day.